SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.   Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on May 5, 2015, the Audit Committee of the Board of Directors of Global Power Equipment Group Inc. (the “Company”), in consultation with its outside advisors and management, concluded that the Company’s financial statements for the annual period ended December 31, 2014 should not be relied upon because of accounting errors affecting the fourth quarter of 2014 that were discovered during the first quarter 2015 financial review process. As a result, the Company will restate its previously issued 2014 financial statements. Until the Company has finalized its accounting for the 2014 full year, as well as completed and filed an amendment to the prior report to correct the errors discussed above, the Company will be unable to file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the fiscal quarter ended March 29, 2015.  While the Company requested a five-day extension to file its Form 10-Q with the United States Securities and Exchange Commission, the Company does not anticipate it will meet the extended deadline.

As a result of the proposed restatement, the Company breached certain provisions of its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent and the various lending institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”). Absent a waiver, the breaches would, among other things, permit the Lenders to accelerate the Company’s obligations under the Credit Agreement. The expected failure to timely file the Form 10-Q would also breach certain provisions of the Credit Agreement. In connection with these matters, the Company has also suspended the payment of dividends until further notice and, in all events, until after the Company has become current in its periodic report and financial statement obligations.

The Company has requested that the Lenders provide it with a waiver of all existing breaches of the Credit Agreement provisions and an extension of time to deliver to the Lenders the Company’s financial statements for the 2014 full year and the fiscal quarter ended March 29, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2015, the Board of Directors of the Company appointed David L. Keller as a member of the Company’s Board of Directors until the 2016 Annual Meeting of the Company’s stockholders.

There is no arrangement or understanding between Mr. Keller and any other person pursuant to which he was selected as an director of the Company and there are no family relationships between Mr. Keller and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Keller has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On May 11, 2015, the Company issued a press release announcing Mr. Keller’s appointment as a member of the Board of Directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-looking Statement Disclaimer

This report contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, modification of preliminary 2015 outlook, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.  In addition, additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements in the periods described above, and the time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Exhibit Number	Description

99.1	Press release, dated May 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2015

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 11, 2015